As filed with the Securities and Exchange Commission on August 12, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3203193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell H. Gold, M.D.

Chief Executive Officer

Dendreon Corporation

3005 First Avenue,

Seattle, Washington 98121

(206) 256-4545

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard F. Hamm, Jr. Dendreon Corporation 3005 First Avenue Seattle, Washington 98121 Tel: (206) 256-4545	Christopher M. Kelly Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Tel: (216) 586-3939

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common Stock, par value $.001 per share, including related rights to purchase Series A junior participating preferred stock	$109,250,000	$12,859.00

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. This Registration Statement registers an indeterminate number of shares of common stock that the Registrant may sell from time to time. The aggregate offering price for all the shares of common stock that the Registrant may sell from time to time pursuant to this Registration Statement will not exceed $109,250,000. In addition, in accordance with Rule 415(a)(4) under the Securities Act of 1933, the aggregate offering price for all the shares of common stock that the Registrant may sell from time to time in “at the market offerings” pursuant to this Registration Statement will not exceed 10% of the aggregate market value of the Registrant’s outstanding common stock that was held by non-affiliates of the Registrant on a date within sixty days prior to the filing of this Registration Statement.
(2)	Pursuant to Rule 429 under the Securities Act of 1933, the prospectus constituting a part of this registration statement also relates to $40,750,000 of Dendreon Corporation’s securities registered under Registration Statement 333-102351, for which filing fees have been previously paid.

Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus and also relates to $40,750,000 aggregate amount of securities registered and remaining unsold under Dendreon Corporation’s Registration Statement on Form S-3 (No. 333-102351), as amended, which was initially filed on January 6, 2003. Pursuant to Rule 429(b), this registration statement also constitutes a Post-Effective Amendment to Registration Statement No. 333-102351, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. If securities previously registered under that registration statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2005

PROSPECTUS

$150,000,000

COMMON STOCK

Dendreon Corporation intends to sell common stock over time in one or more offerings up to a maximum aggregate offering price of $150,000,000. We will specify in an accompanying prospectus supplement the terms of any offering. Our common stock is traded on The Nasdaq National Market under the symbol “DNDN.” On August     , 2005, the last reported sale price of our common stock on The Nasdaq National Market was $             per share.

You should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of the common stock unless accompanied by a prospectus supplement.

Investing in our common stock involves risks and you should carefully consider those risk factors included in a prospectus supplement and our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q.

We may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution.” Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the shares of common stock to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Dendreon®, the Dendreon logo, DACS®, Provenge®, Mylovenge™, Myezenium™, Neuvenge™, Neuzenium™, Prozenium™ and the Antigen Delivery Cassette™ are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and the accompanying prospectus supplement are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf ” registration process. Under this shelf registration process, we may sell common stock over time in one or more offerings up to a total dollar amount of $150,000,000. Each time we sell any common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus may not be used to sell any of the common stock unless accompanied by a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under the section entitled “Where You Can Find Additional Information” in this prospectus, before you invest in our common stock.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	our ability to complete and achieve positive results in clinical trials;

•	our possessing adequate financial resources and access to capital to fund development and commercialization of Provenge and our other product candidates;

•	our ability to comply with existing and future regulations affecting our business and obtain regulatory approvals for our products that are under development;

•	our ability to successfully commercialize our products that are under development and develop the infrastructure necessary to support commercialization;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the ability to successfully manufacture Provenge and other product candidates in necessary quantities with required quality;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance, ability to finance our business, and financing plans;

•	our reliance on corporate collaborators for research and development, manufacturing, clinical trials management and other activities, and technology licenses;

•	our dependence on single-source vendors for some of our components;

•	the impact of competition and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business;

•	risks related to our limited operating history; and

•	other factors set forth under “Factors that Could Affect Our Results of Operations and Financial Condition” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and the risk factors set forth in the accompanying prospectus supplement.

In addition, in this prospectus and the prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed Annual Report on Form 10-K and most recently filed Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

OUR BUSINESS

We are a Delaware corporation originally formed in 1992 as Activated Cell Therapy, Inc. We are a biotechnology company focused on the discovery, development and commercialization of targeted therapies for cancer. Our portfolio of product candidates includes active immunotherapies, monoclonal antibodies and small molecules to treat a wide range of cancers. The product candidates most advanced in development are active immunotherapies designed to stimulate a patient’s immune system for the treatment of cancer.

Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545.

Product Candidates

Our most advanced product candidate is Provenge, an active immunotherapy for the treatment of prostate cancer. Provenge is designed to stimulate a patient’s immune system against prostate cancer. It is developed through our proprietary Antigen Delivery Cassette technology, which utilizes a recombinant form of an antigen found in 95 percent of prostate cancers, prostatic acid phosphatase. Our first two Phase 3 clinical trials for Provenge, D9901 and D9902A, were double-blind placebo controlled clinical trials in men with asymptomatic, metastatic, androgen-independent prostate cancer. Results from these trials were reported in the first half of 2005.

Provenge is being further evaluated in an ongoing Phase 3 study in asymptomatic, metastatic, androgen-independent prostate cancer, D9902B. It is also being evaluated in a Phase 3 trial, known as PROTECT or P-11, in men with early stage prostate cancer. We own commercialization rights for Provenge worldwide.

Neuvenge is our investigational active immunotherapy for the treatment of patients with breast, ovarian and other solid tumors expressing HER2/neu. We are presently designing a Phase 2 clinical trial of Neuvenge in metastatic breast cancer, as well as in other HER2/neu expressing cancers.

Preclinical Research and Development Programs

In addition to our immunotherapies in clinical and preclinical development for a variety of cancers, our product pipeline also includes monoclonal antibody and small molecule product candidates. We have research and development alliances for these monoclonal antibody and small molecule product candidates with Genentech, Inc., Abgenix, Inc. and Dyax Corp.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of our common stock to fund clinical trials, research, preclinical development and commercialization activities for our active immunotherapies, monoclonal antibodies, and small molecule products, increase our antigen-presenting cell processing capacity, satisfy third party obligations, and for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire complementary technologies or products, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our common stock pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes.

Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any cash proceeds from the sale of our common stock pursuant to this prospectus and the prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

PLAN OF DISTRIBUTION

We may sell common stock pursuant to this prospectus and the accompanying prospectus supplement:

•	through one or more underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of the above.

We may distribute the common stock:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the common stock in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the common stock). In addition, underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

We may grant underwriters who participate in the distribution of the common stock an option to purchase additional shares of common stock to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the common stock, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing its market price.

The underwriters in an offering of the common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock being offered hereby.

EXPERTS

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004 and Dendreon Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things, that Dendreon Corporation did not maintain effective internal control over financial reporting as of December 31, 2004, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein), included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations web site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, statements of changes in beneficial ownership of securities, and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our web site is http://www.dendreon.com and the address for the investor relations page of our web site is http://investor.dendreon.com/edgar.cfm. The contents of our web site are not part of this prospectus, and the reference to our web site does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

•	The description of our common stock set forth in the registration statement on Form 8-A, which was filed on May 22, 2000 (File No. 000-30681);

•	The description of our Series A junior participating preferred stock, as set forth in our Current Report on Form 8-K, which was filed on September 25, 2002 (File No. 000-30681);

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on March 16, 2005 (File No. 000-30681), including certain information incorporated by reference from our Definitive Proxy Statement for our 2005 Annual Meeting of Stockholders filed with the SEC on April 15, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 9, 2005 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the SEC on August 8, 2005 (File No. 000-30681); and

•	Our Current Reports on Form 8-K which were filed on January 11, February 17, June 13, July 13, and July 21, 2005 (File Nos. 000-30681).

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

Amount to Be Paid
SEC registration statement filing fee	$12,859
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Miscellaneous	10,000

Total	$172,859

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers.

Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Specimen Common Stock certificate (3)

4.2	Rights Agreement dated as of September 18, 2002 between the registrant and Mellon Investor Services LLC (including the exhibits thereto) (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock (4)

5.1	Opinion of Jones Day

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto)

24.1	Power of Attorney

(1)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 000-30681).
(2)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 000-30681).
(3)	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-31920).
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K, as filed on September 25, 2002 (File No. 000-30681).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 12th day of August 2005.

DENDREON CORPORATION

By:	/s/ MITCHELL H. GOLD, M.D.
Mitchell H. Gold, M.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MITCHELL H. GOLD, M.D. Mitchell H. Gold, M.D.	Chief Executive Officer (Principal Executive Officer and Director)	August 12, 2005

/s/ WESLEY B. HARGRAVES III Wesley B. Hargraves III	Senior Director, Accounting Operations (Principal Financial and Accounting Officer)	August 12, 2005

* Richard B. Brewer	Chairman of the Board of Directors	August 12, 2005

* Susan B. Bayh	Director	August 12, 2005

* Gerardo Canet	Director	August 12, 2005

* Bogdan Dziurzynski, Ph.D	Director	August 12, 2005

* M. Blake Ingle, Ph.D	Director	August 12, 2005

* Ruth B. Kunath	Director	August 12, 2005

* David L. Urdal, Ph.D	Director	August 12, 2005

* Douglas G. Watson	Director	August 12, 2005

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the Securities and Exchange Commission herewith, by signing his name hereto, does hereby sign and deliver to this Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ MITCHELL H. GOLD, M.D.
Mitchell H. Gold, M.D. Attorney-in-fact